THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION ("BLUE SKY LAWS"), AND CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE BLUE SKY LAWS, UNLESS AN EXEMPTION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR
INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.

                                ORTHOLOGIC CORP.

                             STOCK PURCHASE WARRANT

                       WARRANT TO PURCHASE 5,000 SHARES OF
                        COMMON STOCK AS DESCRIBED HEREIN


Dated:   October 15, 1996                                     Warrant No. RCG 2


            This certifies that, for valuable consideration received:

                  Name:             Registered Consulting Group, Inc.
                  Address:          7373 N. Scottsdale Rd., Suite D-115
                                    Scottsdale, Arizona 85253
                  Facsimile:        602-998-8804

or its registered permitted assigns are entitled to purchase from OrthoLogic Corp., a Delaware corporation (the "Company"), having its principal office at 2850 South 36th Street, Phoenix, Arizona 85034 (Facsimile: 602-437-5524), five thousand (5,000) fully paid and nonassessable shares of Common Stock, $.0005 par value, of the Company the ("Common Stock"), subject to the terms set forth herein. This Warrant shall be exercisable during the time periods set forth in
Section 1 hereof, at the price indicated therein. The holder of this Warrant shall be referred to herein as the "Warrantholder." By accepting this Warrant, Registered Consulting Group, Inc. ("RCG") acknowledges that the issuance of this Warrant satisfies the Company's obligation to issue "options," as described in the Compensation Attachment to the Engagement Agreement dated March 15, 1995 between the Company and RCG (the "Agreement"), as it has been modified and amended through the date of this Warrant and that this Warrant fully replaces Warrant No. RCG 1, which is now void for all purposes.

         1. The purchase rights to 5,000 shares of Common Stock as represented by this Warrant may be exercised by the Warrantholder or its duly authorized attorney or representative, to the extent that such purchase rights are vested as described in Section 2 of this Warrant, at any time or from time to time, during the period commencing on the date of this Warrant (the "Commencement Date") and expiring at 4:30 p.m., Mountain Time, on March 14, 2001 (the

"Expiration Date"), upon presentation of this Warrant at the principal office of the Company with the purchase form attached hereto duly completed and signed, and upon payment to the Company in cash or by certified check or bank draft of $2.41 per share of Common Stock purchased (the "Warrant Price").

         2. Rights to purchase Common Stock pursuant to this Warrant are fully vested.

         3. The issuance and delivery of shares of Common Stock pursuant to the terms of this Warrant shall be subject to and comply with all relevant provisions of law including, without limitation, the Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and any applicable state securities or "Blue Sky" law or laws, and the requirements of any stock exchange upon which the Common Stock may then be listed.

         4. The Company agrees that the Warrantholder will be deemed the record owner of any shares purchased pursuant to Section 1 hereof as of the close of business on the date on which the Warrant shall have been presented and payment shall have been made for such shares as aforesaid. Certificates for the shares of Common Stock so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding 20 days, after the exercise in full of the rights represented by this Warrant.

         5. The number of shares purchasable upon exercise is subject to adjustment from time to time as follows:

                  (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive at the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 5(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the aggregate Warrant Price shall remain unchanged (the Warrant Price calculated on a per share basis, however, shall be adjusted by multiplying such per share Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter).

In the event of any adjustment pursuant to this Section 5, no fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but the Company shall, in lieu of such fractional shares, make such cash payment therefor on the basis of the current market price on the date immediately prior to exercise. Irrespective of any adjustments pursuant to this Section 5 to the number of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to state the price and the number of shares obtainable upon exercise as the same price and number of shares stated herein.

         6. This Warrant shall be void after 4:30 p.m. Mountain Time, on the Expiration Date, except for the provisions of Section 10 which shall survive the termination of this Warrant.

         7. The Company covenants and agrees that:

                  (a) During the period during which this Warrant may be exercised, the Company will at all times reserve and keep available, free from preemptive rights out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of this Warrant, the number of shares of Common Stock deliverable upon the exercise of this Warrant. If at any time the number of shares of authorized Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate actions as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose;

                  (b) All Common Stock that may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof; and

                  (c) All original issue taxes payable with respect to the issuance of shares upon the exercise of the rights represented by this Warrant will be borne by the Company but in no event will the Company be responsible or liable either for income taxes or for transfer taxes upon the transfer of any Warrant.

         8. Until exercised, this Warrant shall not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company.

         9. This Warrant may not be sold, transferred, assigned, pledged or hypothecated. The Common Stock issuable upon the exercise hereof may not be sold, transferred, assigned, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act"), any applicable state laws, and any provision of this Warrant.

         The Company may place a legend referencing the transfer restrictions on this Warrant or any replacement Warrant and on any certificates representing shares issuable upon exercise of this Warrant.

         10. (a) If at any time after November 30, 1995 but before December 31, 2001, the Company proposes to register under the Act and/or any applicable state securities law any of its Common Stock for sale for cash in an offering in which other shareholders will be participating, to the extent not limited by either existing contractual arrangements or by this Warrant, the Warrantholder shall have the right to include any part or all of the shares of Common Stock for which Warrantholder possesses exercisable purchase rights pursuant to this Warrant in any such registration.

                  (b) Notwithstanding (a) above, the Company shall include in any registration made pursuant to this Section 10 only those shares of Common Stock covered by this Warrant as to which it has received assurances reasonably satisfactory to it that all exercise rights as to the Warrant will be exercised and that such Warrant will be converted to Common Stock on or prior to the date on which a registration statement has become effective or the sale thereof to underwriters has been consummated so that only Common Stock shall be distributed to the public under such registration statement.

                  If Common  Stock is  proposed  to be  registered  pursuant  to
Section 10(a), the Company shall give written notice to the Warrantholder of the proposed filing not later than one week prior to the date of its intention to do so and, upon the written request of the Warrantholder given to the Company not more than four calendar days later (which request shall state the intended method of disposition of such of its securities to be included in the registration statement by the Warrantholder), the Company shall cause such number of shares of the Common Stock acquired or to be acquired by the Warrantholder pursuant to this Warrant (but not the Warrant itself) to be included in the registration statement to be registered under the Act as provided above.

                  Any request of the Warrantholder for inclusion in any registration of Common Stock pursuant to this Section 10 shall also include the agreement of the Warrantholder to sell the applicable amount of Common Stock only through the underwriters, if applicable, and at the price and upon the terms fixed by the agreement among the Company and the underwriters or brokers for such transaction. Additionally, in connection with any such registration, participation by the Warrantholder will be conditioned upon its execution of the underwriting documents (which shall include standard indemnification provisions) negotiated by the Company or the other selling stockholders, and the execution by the Warrantholder of a lockup of up to 120 days for any shares owned by it and not sold in the offering.

                  (c) Any registration of shares pursuant to Section 10(a) shall be effected at the Company's expense, exclusive of underwriting discounts and commissions and of legal fees and expenses for counsel to the Warrantholder.

                  (d) In connection with any registration of shares pursuant to this Section 10, the persons whose shares are being registered shall furnish the Company with such information concerning such persons and the proposed sale or distribution as shall, in the opinion of counsel for the Company, be required for use in the preparation of the registration statement, and such person shall cooperate fully in the preparation and filing of the registration statement. In addition, Warrantholder shall indemnify the Company, its officers and directors ("Indemnified Persons") against all claims, losses or damages Indemnified Persons incur as a result of any information supplied by such Warrantholder that was included in the registration statement which either contained any untrue statement or alleged untrue statement of material fact or failed to disclose material facts required to make those stated not misleading.

                  (e) The rights represented by this Section 10 shall expire for any shares registered pursuant to this Section 10 or otherwise.

                  (f) The obligations of the Company and the Warrantholder under this Section 10 shall survive the expiration of this Warrant.

         11. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as the Company may reasonably impose, including a requirement that the Warrantholder obtain a bond, issue a new Warrant of like denomination, tenor, and date. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         12. Any Warrant issued pursuant to the provisions of Section 11 shall set forth each provision set forth in Sections 1 through 18, inclusive, of this Warrant as each such provision is set forth herein, and shall be duly executed on behalf of the Company by an executive officer.

         13. Upon surrender of this Warrant or upon the exercise hereof, this Warrant shall be canceled by the Company, shall not be reissued by the Company, and no Warrant shall be issued in lieu thereof. Any new Warrant certificate shall be issued promptly but no later than seven days after receipt of the old Warrant certificate; provided, however, that the obligation of the Company to issue the shares of Common Stock upon the exercise of this Warrant shall be subject to compliance with Sections 3 and 9 hereof.

         14. This Warrant shall inure to the benefit and be binding upon the Warrantholder, the Company, and their respective successors and assigns, except as provided otherwise herein.

         15. All notices required hereunder shall be in writing and shall be deemed received when delivered personally, one business day after delivery to a nationally recognized commercial overnight courier service, or upon sending if sent by confirmed facsimile to the Company or the Warrantholder, at the address or facsimile number of such party as set forth on the first page of this Warrant, or at such other address or facsimile number of which the Company or Warrantholder has been advised by notice hereunder.

         16. In the case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, recapitalization, or other change in the capital structure of the Company or in the case of a sale or other transfer of its property, assets, or business substantially as an entirety to another corporation, appropriate adjustment shall be made so that the Warrantholder shall have the right thereafter to receive upon the exercise of this Warrant the amount of shares of Common Stock which such holder would have been entitled to receive if immediately prior to such event, such holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. Appropriate adjustment shall be made in the application of the provisions of this Warrant so that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable, to any shares of stock thereafter deliverable upon the exercise of this Warrant.

         17. The validity, interpretation, and performance of this Warrant and of the terms and provisions hereof shall be governed by and construed and enforced in accordance of the internal laws of the State of Arizona without giving effect to the principles of conflict of laws, except as otherwise required by the General Corporation Law of the State of Delaware.

         18. This Warrant may not be modified, amended or supplemented without the approval of the holder of the Warrant and except upon the execution and delivery of a written agreement executed by the Company and the Warrantholder.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed effective as of October 15, 1996.


                                            ORTHOLOGIC CORP.



                                            By:   /s/ Allan M. Weinstein
                                              ----------------------------
                                                     Allan M. Weinstein

                                            Its:  Chairman of the Board, and
                                                  Chief Executive Officer

                                  PURCHASE FORM
                                  -------------

                                 To Be Executed
                            Upon Exercise of Warrant

         The undersigned hereby exercises the right to purchase shares of Common Stock, evidenced by the attached Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificate(s) for such shares shall be issued in the name set forth below.

DATED:                                       [NAME OF HOLDER]

                                             By _____________________________
                                             (Signature)

                                             Name:___________________________
                                                      (Please Print)

                                             Address: _______________________
                                                      _______________________
                                                      _______________________
                                                      _______________________

                                             Employer Identification No.,
                                             Social Security No. or other
                                             identifying number:

                                             ________________________________